UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 29, 2018

Surge Holdings, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-52522	98-0550352
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3124 Brother Blvd 104, Bartlett TN	38133
(Address of principal office)	(zip code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4c under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 29, 2018, each of Kevin Brian Cox (“Cox”) and Thirteen Nevada LLC (“13”) (Cox and 13 are hereinafter sometimes referred to as the “Shareholders”) entered into separate Exchange Agreements with the Company whereby the shareholders agreed to exchange an aggregate of 148,741,531 shares of previously issued Company Common Stock for an aggregate of 594,966 shares of newly-issued Company Series C Convertible Preferred Stock. Specifically, Cox exchanged 138,741,531 shares of Company Common Stock for 554,966 shares of Series C Convertible Preferred Stock and 13 exchanged 10,000,000 shares of Company Common Stock for 40,000 shares of Series C Convertible Preferred Stock. Copies of the Exchange Agreements are attached as Exhibits 10.1 and 10.2. The purpose of the exchange transaction was to reduce the number of Company Common Shares which are issued and outstanding and for the Shareholders to voluntarily remove certain of their shareholdings from the trading market and to place certain conditions on their ability to convert their shares of Series C Convertible Preferred Stock to Common Stock. At the time of the exchange, the Company had 231,749,200 shares of Company Common Stock issued and outstanding and following the exchange the Company had 83,007,669 shares of Company Common Stock issued and outstanding. The terms and conditions of the Series C Convertible Prefered Stock are detailed in Item 5.03, below.

Item 3.02 Unregistered Sale of Equity Securities.

On June 29, 2018, each of Kevin Brian Cox (“Cox”) and Thirteen Nevada LLC (“13”) entered into separate Exchange Agreements with the Company whereby the Shareholders agreed to exchange an aggregate of 148,741,531 shares of previously issued Company Common Stock for an aggregate of 594,966 shares of newly-issued Company Series C Convertible Preferred Stock. See Item 1.01, above and Item 5.03, below.

Item 5.03. Amendments to Articles of Incorporation or By-Laws; Change in Fiscal Year.

On June 22, 2018, the Board of Directors approved a Certificate of Designation for Company Series C Convertible Preferred stock, which was filed with the Secretary of State of the State of Nevada on that date. The Certificate of Designations approved the creation of a new series of preferred stock consisting of 1,000,000 shares of Series C Convertible Preferred Stock par value $0.001 (“Series C Preferred Stock”) with an original issue price of $100.00 per share. The Series C Preferred Stock did not have any preferential dividend rights, but did have a liquidation preference over the Company’s Common Stock. Each share of Series C Preferred Stock is convertible into 250 shares of Company Common Stock (the same conversion rate utilized in the exchange transaction), but is only convertible on the first to occur of the following events:

(i)	The Volume Weighted Average Price (“VWAP”) of the Company’s Common Stock during any then consecutive trading days is at least $2.00 per share; or

(ii)	June 30, 2019.

A copy of the Certificate of Designation for the Series C Preferred Stock is attached as Exhibit 4.1.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

4.1	Certificate of Designation for Series C Convertible Preferred Stock

10.1	Exchange Agreement between Surge Holdings, Inc. and Kevin Brian Cox dated June 29, 2018

10.2	Exchange Agreement between Surge Holdings, Inc. and Thirteen Nevada LLC dated June 29, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SURGE HOLDINGS, INC.

By:	/s/ Kevin Brian Cox
Name:	Kevin Brian Cox
Title:	Chief Executive Officer

Date:	July 9, 2018

EXHIBIT INDEX

Exhibit No.	Description

4.1	Certificate of Designation for Series C Convertible Preferred Stock

10.1	Exchange Agreement between Surge Holdings, Inc. and Kevin Brian Cox dated June 29, 2018

10.2	Exchange Agreement between Surge Holdings, Inc. and Thirteen Nevada LLC dated June 29, 2018